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                                                                   Exhibit 10.49

                                LICENSE AGREEMENT

            This Agreement is made effective this day of _________, 2001 (the "Effective Date") by and between Rockford Corporation, an Arizona corporation, having a principal place of business at 600 South Rockford Drive, Tempe, AZ 85281 (hereinafter "Rockford"), and Milwaukee Electric Tool Corporation, a Delaware corporation, with its principal place of business at 13135 West Lisbon Road, Brookfield, Wisconsin 53005-2550 (hereinafter "Milwaukee").

            WHEREAS Milwaukee is in the business of designing, manufacturing and distributing a wide variety of power tools and accessories, which it sells primarily to and through wholesale distributors and retail stores, which purchase Milwaukee's line of portable electric tools and accessories for resale to professional and non-professional customer users (the "Milwaukee Channels of Trade");

            WHEREAS Rockford is in the business of designing, manufacturing and distributing high performance mobile audio systems under the "Rockford Fosgate" brand name, which it primarily sells through consumer electronics retailers, such as Best Buy, Circuit City, the Wiz, Ultimate Electronics, Crutchfield, and other consumer electronics, audio/video, and specialty dealers who sell car audio products to consumers (the "Rockford Channels of Trade");

            WHEREAS Milwaukee recently designed and is in the process of introducing a portable radio boom-box, which is capable of being powered by battery packs used in conjunction with portable electric tools (the "Product"), and will be sold through the Milwaukee Channels of Trade;

            WHEREAS Rockford has provided certain technical information regarding the acoustic


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characteristics of the Product, and access to its proprietary equalization circuit known as Punch-bass boost (the "Circuit");

            WHEREAS Milwaukee now desires to obtain, and Rockford is willing to grant, a license to use the Rockford name, trade names, service names, and other names listed on Exhibit A, (the "Names") in association with the sale of the Product through the Milwaukee Channels of Trade throughout the world (hereinafter the "Territory").

            NOW, THEREFORE, in consideration of the mutual promises and undertakings set forth herein, and intending to be legally bound hereby, the parties agree as follows:

1.          DEFINITIONS

            1.1 The "Names" shall collectively refer to Rockford's name, tradenames, service names & other names listed on Exhibit A.

            1.2 "Milwaukee Channels of Trade" shall mean sales made through Milwaukee's wholesale distributors, and retail stores, which sell Milwaukee's line of portable electric tools and accessories, to professional and non-professional customer users.

            1.3 "Rockford Channels of Trade" shall mean sales through consumer electronics retailers, such as Best Buy, Circuit City, the Wiz, Ultimate Electronics, Crutchfield, and other consumer electronics, audio/video, and specialty dealers who sell consumer electronic and car audio products to consumers.

            1.4 "Product" shall mean a portable radio boom-box, which is capable of being powered by Milwaukee's battery packs.

            1.5         "Territory" shall mean the World.

2.          LICENSE

            2.1 Subject to the terms and conditions of this Agreement, Rockford hereby grants to


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                        Milwaukee a nonexclusive, nontransferable, nonassignable
                        world-wide license to use the Names and Circuit in association with the sale of the Product through the Milwaukee Channels of Trade throughout the Territory.

            2.2 In consideration of Rockford's grant of this License, Milwaukee will pay Rockford a license fee of:

                        (a) one dollar and twenty-five cents ($1.25) per unit sold by Milwaukee for the term of the License Agreement for units that use the Circuit and for so long as Milwaukee incorporates the Names on, or otherwise identifies Rockford with, the Product, its advertising, or packaging for the Product.

                        (b) sixy-two and one-half cents ($0.625) per unit sold by Milwaukee for the term of the License Agreement for units that use the Circuit but for which Milwaukee elects to not incorporate the Names on, or identify Rockford with, the Product, its advertising, or the Packaging for the Product.

            2.3         Such royalty payments will be paid on a quarterly basis.
                        Milwaukee will pay the royalty for each quarter within 30 days after the end of the quarter and will provide, along with the payment, a report showing the computation of the amount of the royalty. The report will include appropriate detail showing shipments of new and refurbished units for the quarter, and netting the shipments against returns for the quarter, so that Rockford is paid only once for each unit sold. Rockford is not responsible for collections, so that a royalty is due on each unit irrespective of whether Milwaukee collects from the customer.


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            2.4         Notwithstanding the foregoing, no royalty payment will
                        be due and owing for: a) any prototype, developmental, or other Product that is not sold commercially or b) for any Product sold outside of the United States provided that Milwaukee does not, outside of the United States, incorporate the Names on, or identify Rockford with, the Product, its advertising, or the Packaging for the Product.

            2.5. In the event that the License Agreement terminates for any reason, then upon its termination, Milwaukee shall have the right to sell any remaining inventory of the Product that utilizes the Names (subject to payment of the license fee). After sale of the remaining inventory, Milwaukee may continue to sell the Product without any further obligation or payment of royalties to Rockford, so long as Milwaukee does not incorporate the Names on, or otherwise identify Rockford with, the Product, its advertising, or the Packaging for the Product.

            2.6 Rockford may, at its option, audit Milwaukee's reports of sales of the Products up to once each year using independent auditors reasonably acceptable to Milwaukee. Milwaukee will make its records relating to sales of the Products reasonably available to the independent auditors during business hours. If the audit establishes that Milwaukee has under-reported the sales of Product by 5% or more, then Milwaukee will promptly pay the additional royalty due, plus interest at the rate of 12% per annum from the date when the royalty should have been paid, and will also reimburse to Rockford the cost of the audit. Otherwise, Rockford will bear the cost of the audit.


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            2.7         During the term of this Agreement, Rockford shall not
                        license the use of its Names to any power tool competitor of Milwaukee for use on any similar products that incorporate a radio, cassette player, and/or CD-player.

            2.8 During the term of the License Agreement, Milwaukee will not sell the Product through the Rockford Channels of Trade, provided, however, that Milwaukee may sell the Product to any customer within the Rockford Channels of Trade that also purchases and resells at retail material quantities of Milwaukee's power tool products and accessories. If Milwaukee wishes to sell the Product to a customer that does not also purchase power tool products, then Rockford will have the right to approve the sale of the Product to such customer before Milwaukee begins selling to such customer. The intention of this section is (a) to allow Milwaukee to sell the Product to bona-fide existing and new power tool customers but (b) to provide Rockford the right to assure that sales of the Products to other customers do not create a channel conflict with Rockford's car audio products. The parties will cooperate with each other to avoid such a conflict.

            2.9 All goodwill associated with the Names as a result of the sale of the Products will inure solely to Rockford's benefit, and all goodwill associated with Milwaukee's tradenames and intellectual property as a result of the sale of the Products will inure solely to Milwaukee's benefit. If a party learns of an infringement of the other's intellectual property, the party learning of the infringement will give the other party notice of the infringement and the other party is then exclusively responsible for taking action to protect its intellectual property.


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3.          QUALITY CONTROL

            3.1 Milwaukee will provide Rockford with initial samples of each Product before any sale and Rockford must approve the initial samples before any sale of a Product. The quality and acoustic characteristics of the Products sold by Milwaukee bearing the licensed Names shall be at least equal to the quality and acoustic characteristics of the Products initially approved by Rockford, and shall conform to the sonic signature, and other specifications of the Product that are approved by Rockford.

            3.2 Rockford may monitor Product sold under this Agreement by either purchasing the Product in the marketplace or, on a reasonable periodic basis, at Rockford's request, having Milwaukee provide test samples for Rockford, to inspect the quality of Milwaukee's Product sold under this license in the Territory, and to confirm that the Product continues to conform to the sonic signature and other specifications of the Products as approved by Rockford. If Rockford determines that a Product does not conform to the sonic signature and other specifications approved by Rockford, then Milwaukee will work with Rockford to bring the quality of the Product up to the required standards and, if it is unable to do so, then Milwaukee will remove the Names from, and will refrain from identifying Rockford with, the Products, its advertising and public statements about the Product, and the packaging for the Products.

            3.3 Rockford will provide technical assistance, as Milwaukee reasonably requests: (1) in preparing or modifying the acoustical specifications for the Product, and (2) in the testing of the initial production models for any modification.

            3.4 Milwaukee will use the Names only in a manner and form approved before use in


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                        writing by Rockford. If Milwaukee wishes to propose a
                        new use or form of the Names, it must submit its proposal in writing to Rockford. Rockford will promptly review the proposed use and indicate its approval or disapproval in writing. Any proposed use will be deemed approved if Rockford does not object within 30 business days after Milwaukee submits it to Rockford in writing together with a written request for approval. If Rockford approves the use, Rockford will own the new form of the Names and the new form will automatically become one of the Names licensed under this Agreement.

            3.5 Milwaukee will provide its standard warranty for the Product, will comply with any applicable Federal, state, or regulatory provisions, and will obtain any necessary regulatory approvals (e.g., UL approval) that may be required in conjunction with the sale of the Product. Milwaukee is solely responsible for assuring that the Product is manufactured and distributed in a manner that is in compliance with applicable labor, environmental, and other law.

4.          REPRESENTATIONS OF ROCKFORD 1

            4.1 Rockford represents that it is free of any obligations preventing it from providing Milwaukee the rights and licenses granted herein.

            4.2 Rockford is the owner of the Names identified in Exhibit A, which Names, or any trademark applications that may be filed for by Rockford, and which may be added to this License.

            4.3 Rockford represents that it is not aware of any existing adversely held Names which might be infringed by the marketing of the Products with the Names.

            4.4 Rockford acknowledges that Milwaukee is the proprietary and rightful owner of its trademarks and tradenames and covenants not at any time directly or indirectly


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                        to challenge the rights of Milwaukee thereto as to the
                        validity or distinctiveness thereof. Subject to the terms of the License, nothing herein shall give to Rockford any proprietary right or interest in Milwaukee's trademarks and tradenames.

5.          REPRESENTATIONS OF MILWAUKEE

            5.1 Milwaukee acknowledges that Rockford is the proprietary and rightful owner of the Names, and covenants not at any time directly or indirectly to challenge the rights of Rockford thereto as to the validity or distinctiveness thereof. Subject to the terms of the License, nothing herein shall give to Milwaukee any proprietary right or interest in the Names.

            5.2 Milwaukee will display the Names prominently on the Product, in a manner approved by Rockford and in such a way as to avoid any confusion with Milwaukee's own trademarks.

6.          MUTUAL REPRESENTATIONS

            6.1 The representations made herein shall survive the execution and delivery of this Agreement, and the party to which they are made shall be entitled to rely upon them regardless of any investigation made by it or on its behalf concerning their subjects.

            6.2 Both parties will maintain, at their own cost, during the term of this Agreement, all risk business and products liability insurance policies, with limits of liability that are appropriate to the types of risks typically incurred in such industries and/or for such Products. Milwaukee will name Rockford as an additional named insured on its insurance policies related to distribution of the Product and will provide Rockford of evidence of its product-liability insurance reasonably satisfactory to Rockford.


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            6.3         Rockford shall indemnify, defend, and hold harmless
                        Milwaukee, its affiliated and Parent Companies, officers, directors, and employees against all cost, expense, and liability, including attorney's fees, arising out of any claim or action based on actual or alleged infringement of the rights of third parties caused by Milwaukee's authorized use of the Names or the Circuit in the Product, subject to the limitations below.

            6.4 Milwaukee shall indemnify, defend and hold harmless Rockford, its affiliated and Parent Companies, officers, directors, and employees against all costs, expenses, liabilities, judgments, claims or demands for injuries or damages to any person or property arising in any way out of any claim or suit in which it is alleged that:

                                    -           the Product is defective or
                                                otherwise deficient in any
                                                respect in its manufacture,
                                                design, assembly or otherwise;

                                    -           Milwaukee's manufacture or
                                                distribution of the Product
                                                fails to comply with applicable
                                                law;

                                    -           Rockford has any warranty,
                                                repair, or recall obligations
                                                arising from the manufacture,
                                                sale, or distribution of the
                                                Products; or

                                    -           the Product infringes on any
                                                third party patent, trademark,
                                                or other intellectual property
                                                rights, excluding any claim
                                                arising from the use of the
                                                Names on the Product in a manner
                                                authorized by Rockford or the
                                                use of the Circuit in the
                                                Product.

            6.5 Neither party will be liable or responsible to the other for any incidental, indirect, special or consequential damages that may arise out of or in connection with an


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                        alleged breach of this Agreement.

7.          ENFORCEMENT OF NAME RIGHTS

            7.1 During the Period of this Agreement, Rockford will protect the Names from infringement and prosecute infringers at its own expense when in its sole judgment such action may be reasonably necessary, proper, and justified. Milwaukee may by Notice request that Rockford take reasonable steps to assert the Names against infringement by third parties, provided that Milwaukee supply to Rockford written evidence demonstrating prima facie infringement of the Names to Rockford's reasonable satisfaction.

            7.2 In the event either party shall initiate or carry on legal proceedings to enforce its trademarks against an alleged infringer, the other party shall use reasonable efforts to cooperate fully with and shall supply all assistance reasonably requested by the party initiating or carrying on such proceedings, at the initiating party's expense. The party that initiates any proceeding to protect or enforce its trademarks shall have sole control of that proceeding and shall be responsible for the reasonable expenses incurred by said other party in providing such assistance and cooperation as is requested.

            7.3 Any agreement or understanding which resolves or settles any dispute between an initiating party to this Agreement and a third party concerning use of the Names, may provide for a phase-out period by which such third party may cease to use the Names. The length of any such phase-out period shall be in the discretion of the initiating party, but shall not be unreasonable.

8.          EFFECTIVE DATE AND RENEWAL

            8.1         The initial term of the License Agreement shall be five
                        (5) years, and will


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                        automatically renew for additional five (5) year terms
                        unless either party provides the other with at least ninety (90) days written notice prior to the scheduled renewal date of its intent to not renew the Agreement.

9.          TERMINATION

            9.1 Either party may terminate this Agreement upon not less than ninety (90) days written Notice thereof to the other party of a breach or default by the party in the performance of this Agreement. Upon expiration of such Notice period, this Agreement shall terminate without the need for further action by either party; provided, however, that if such breach or default shall have been fully cured within such 90-day period, then such Notice shall be deemed to have been rescinded, and this Agreement shall remain in full force and effect.

            9.2 Termination or rescission of this Agreement shall not relieve any party of any obligation or liability to another party arising before such termination.

10.         INDEPENDENT CONTRACTORS

            No party nor any of its officers, employees, agents or representatives is an employee or agent of any other party for any purpose whatsoever. Rather, each party is and shall at all times remain an independent contractor.

11.         NOTICES

            All notices, requests, instructions, consents and other communications to be given pursuant to this Agreement shall be in writing and shall be deemed delivered (i) on the same day if delivered in person, by same-day courier, or by fax, complete transmission of which can be confirmed,
(ii) on the next day if delivered by overnight mail or courier, or (iii) on the date


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indicated on the return receipt, or if there is no such receipt, on the third calendar day (excluding Sundays) if delivered by certified or registered mail, postage prepaid, to the party for whom intended to the addresses of the Parties as first set forth above, with copies to:

            For Milwaukee:

                        Atlas Copco North America, Inc.
                        34 Maple Avenue
                        Pine Brook, New Jersey 07058
                        Attention: William J. Calore, Esq.
                        Fax: (973) 439-9188

            For Rockford:

                        Rockford Corporation
                        600 S. Rockford Drive
                        Tempe, Arizona 85281
                        Attention: Vice President of Product Design and
                                   Development
                        Fax: (480) 966-3983

                        With a copy to:

                        Steptoe & Johnson LLP
                        201 E. Washington, Suite 1600
                        Phoenix, Arizona 85004
                        Attention: Kevin Olson, Esq.
                        Fax: (602) 452-0903

            Any party may by written notices given to the other in accordance with this Agreement change the address and fax number to which notices to such party are to be delivered.

12.         CHOICE OF LAW AND ARBITRATION

Any and all disputes of whatever nature arising between the parties out of this Agreement, including termination thereof, and which are not resolved between the parties themselves, shall be submitted to binding arbitration in Phoenix, Arizona before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association, utilizing the Expedited Procedures and the Optional Procedures for Large, Complex Commercial Disputes. Judgment upon the award of the


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arbitrator may be entered in any court having jurisdiction thereof. Any and all disputes shall be submitted to arbitration hereunder within 180 days from the date the dispute first arose or shall be deemed barred. Arbitration hereunder shall be in lieu of all other remedies and procedures available to the parties, provided that either party hereto may seek preliminary injunctive or other interlocutory relief prior to the commencement or during such proceedings.

13.         ENTIRE UNDERSTANDING

            This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between them with respect to the subject matter hereof. No amendment of this Agreement shall be effective unless embodied in a written instrument executed by all of the parties.

14.         ASSIGNMENT

            The rights and obligations of the parties under this Agreement shall inure to the benefit of and be binding upon their respective affiliates, successors and assigns, provided, however, that no party may assign its rights or obligations hereunder without the prior written consent of the other party (which shall not be unreasonably withheld), and any attempted assignment without such consent shall be void.

15.         MISCELLANEOUS

            15.1 This Agreement may be executed in counterparts. When each party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and, when taken together with other signed counterparts, shall constitute one Agreement which shall be binding upon and effective as to all parties. No counterpart shall be effective until all parties hereto have executed and exchanged an executed counterpart hereof.

            15.2 The captions in this Agreement are inserted solely for the purposes of facilitating


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                        easy reference and shall not be construed in any way as
                        part of the text, or as altering the provisions of this Agreement.

            15.3 A facsimile signature shall be as good as an original signature for all purposes hereunder.

            15.4 The invalidity and nonenforceability of any term or provision of this Agreement shall in no way affect the validity or enforceability of any other term or provision. The waiver by either party of a breach of any provision of this Agreement shall not be operated as or be construed as a waiver of any subsequent breach thereof. If any part, provision or term of this Agreement should be determined to be illegal, unenforceable, invalid or void, then such invalidity will not invalidate the remaining provisions of the Agreement.

16. From time to time, the parties may find it necessary, to disclose trade secrets, and/or share confidential and/or proprietary information with the other ("Confidential Information"), in order to perform their obligations hereunder. Therefore, both parties have agreed, as a precondition to providing any information called for under this agreement, to enter into a confidentiality agreement to protect such Confidential Information. A copy of this Confidentiality Agreement is attached hereto as Exhibit 16. In addition, the parties agree that neither party shall make any public statements (e.g., issuance of a press releases) regarding the terms of this License, or the underlying business relationship without the obtaining the prior agreement of the other party in writing, except to the extent disclosure is required by applicable law (including disclosure requirements under applicable securities laws), or in order to enforce the terms of this Agreement, or protect the rights of both parties in the Names.


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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above mentioned.

ROCKFORD CORPORATION                    MILWAUKEE ELECTRIC TOOL CORPORATION

By:                                     By:
   -----------------------                 -----------------------

Title:                                  Title:
      --------------------                    --------------------


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